Exhibit 99.1

AMERICOLD REALTY TRUST ANNOUNCES PUBLIC OFFERING OF COMMON SHARES

September 11, 2018

ATLANTA, Georgia (September 11, 2018) – Americold Realty Trust (the “Company” or “Americold”) announced today that it has commenced an underwritten registered public offering of 31,000,000 common shares. The Company will be issuing and selling 4,000,000 common shares directly to the underwriters at closing and the underwriters will purchase 6,000,000 common shares related to the forward sale agreement described below. Selling shareholders are selling an additional 21,000,000 common shares and are expected to grant the underwriters a 30-day option to purchase up to an additional 4,650,000 common shares.

BofA Merrill Lynch, J.P. Morgan and Goldman Sachs & Co. LLC are acting as the joint book-running managers for the offering.

The Company expects to enter into a forward sale agreement with Bank of America, N.A. (the “forward purchaser”) with respect to 6,000,000 common shares. In connection with the forward sale agreement, the forward purchaser or its affiliate is expected to borrow and sell to the underwriters an aggregate of 6,000,000 common shares that will be delivered in the offering.

Subject to its right to elect cash or net share settlement subject to certain conditions, the Company intends to deliver, upon full physical settlement of such forward sale agreement on one or more dates specified by the Company occurring no later than approximately 12 months following the completion of the offering, an aggregate of 6,000,000 common shares to the forward purchaser in exchange for cash proceeds per share equal to the applicable forward sale price, which will initially be the public offering price less the underwriting discount, and will be subject to certain adjustments as provided in the forward sale agreement.

The Company will receive proceeds from its direct sale of 4,000,000 common shares in the offering, but it will not initially receive any proceeds from the sale of common shares by the forward purchaser or its affiliate and will not receive any proceeds from the sale of common shares by the selling shareholders. The Company expects to use the net proceeds from its direct sale of common shares in the offering to initially increase cash on the Company’s balance sheet and for general corporate purposes, which may include funding the development of three warehouses anticipated to be exclusively leased to Woolworths Group Limited in Australia (the “Woolworths development projects”) and the funding of other development, expansion and acquisition opportunities. The Company expects to use any cash proceeds that it receives upon the future settlement of the forward sale agreement for general corporate purposes, which may include funding the Woolworths development projects, repayment of outstanding indebtedness and the funding of other development, expansion and acquisition opportunities.

The offering of the common shares is being made only by means of a preliminary prospectus dated September 11, 2018, a copy of which may be obtained through:

BofA Merrill Lynch

Attn: Prospectus Department

NC1-004-03-43

200 North College Street, 3rd Floor

Charlotte, NC 28255-0001

Email: dg.prospectus_requests@baml.com

J.P. Morgan Securities LLC

Attn: Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 866-803-9204

Email: prospectus-eq_fi@jpmchase.com

Goldman Sachs & Co. LLC

Attn: Prospectus Department

200 West Street

New York, NY 10282

Telephone: 866-471-2526

Facsimile: 212-902-9316

Email: prospectus-ny@ny.email.gs.com

A copy of the preliminary prospectus may also be obtained free of charge from the Securities and Exchange Commission’s web site at www.sec.gov.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not been declared effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, risks related to expansions of existing properties and developments of new properties and the Woolworths development projects, including failure to meet budgeted or stabilized returns in respect thereof and risks related to the method of settlement of the forward sale agreement, and the form and amount of proceeds of such settlement.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this press release include, among others, statements about our expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities and about the settlement of the forward sale agreement. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Americold Realty Trust

Americold is the world’s largest owner of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 156 temperature-controlled warehouses, with approximately 924 million cubic feet of storage, in the United States, Canada, Australia, New Zealand and Argentina. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Contacts:

Investor Relations:

678.459.1959

investor.relations@americold.com

or

Media:

mediarelations@americold.com

www.americold.com

Release Date: 09/11/2018